                                                                 EXHIBIT m(2)(b)

                                 AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                        MAXIMUM          MAXIMUM        MAXIMUM
                                      ASSET-BASED        SERVICE       AGGREGATE
            FUND                      SALES CHARGE         FEE            FEE
            ----                      ------------       -------       ---------

AIM Aggressive Growth Fund                0.75%           0.25%          1.00%
AIM Blue Chip Fund                        0.75%           0.25%          1.00%
AIM Capital Development Fund              0.75%           0.25%          1.00%
AIM Charter Fund                          0.75%           0.25%          1.00%
AIM Constellation Fund                    0.75%           0.25%          1.00%
AIM Core Strategies Fund                  0.75%           0.25%          1.00%
AIM Dent Demographic Trends Fund          0.75%           0.25%          1.00%
AIM Emerging Growth Fund                  0.75%           0.25%          1.00%
AIM Large Cap Basic Value Fund            0.75%           0.25%          1.00%
AIM Large Cap Core Equity Fund            0.75%           0.25%          1.00%
AIM Large Cap Growth Fund                 0.75%           0.25%          1.00%
AIM Mid Cap Growth Fund                   0.75%           0.25%          1.00%
AIM Weingarten Fund                       0.75%           0.25%          1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December 28, 2001

                                         AIM EQUITY FUNDS
                                         (on behalf of its Class B Shares)


Attest: /s/ LISA A. MOSS                 By: /s/ ROBERT H. GRAHAM
        -----------------------------        -----------------------------
          Assistant Secretary                  President